UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2018

GARRETT MOTION INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-38636	82-487189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

La Pièce 16, Rolle, Switzerland		1180
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +41 21 695 30 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.	Change in Registrant’s Certifying Accountant.

On November 1, 2018, the Audit Committee (the “Committee”) of the Board of Directors of Garrett Motion Inc. (the “Company”) approved the engagement of Deloitte SA (“Deloitte Switzerland”) as the Company’s independent registered public accounting firm, effective immediately. On the same date, the Committee dismissed Deloitte & Touche LLP (“Deloitte US”) as the Company’s independent registered public accounting firm.

As previously disclosed, on October 1, 2018, Honeywell International Inc. (“Honeywell”) completed its spin-off (the “Spin-Off”) of our predecessor, Honeywell’s Transportation System’s Business (the “Transportation Systems Business”). In connection with the Spin-Off, Honeywell had engaged Deloitte US to audit the combined financial statements of the Transportation Systems Business included in the Company’s Registration Statement on Form 10, as amended and filed with the Securities and Exchange Commission on September 5, 2018 (the “Form 10”). The report of Deloitte US on the combined financial statements of the Transportation Systems Business for each of the two fiscal years ended December 31, 2016 and 2017 included in the Form 10 did not contain an adverse opinion or a disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2016 and December 31, 2017, and the subsequent interim period through November 1, 2018, there were no (a) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Deloitte US on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Deloitte US would have caused Deloitte US to make reference to the matter in connection with its report, or (b) “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that, as previously disclosed in the Form 10, a material weakness in internal control over financial reporting was identified in August 2018 related to the estimation in the liability for unasserted Bendix-related asbestos claims. Specifically, it was determined that there were not effective controls in place to provide reasonable assurance that a material error would be prevented or detected related to the application of ASC 450 (Contingencies) in the estimation of such Bendix-related asbestos liability. Prior to the Spin-Off, and at the time the material weakness was identified, the Company was not a standalone entity and did not have a board of directors or an audit committee. Therefore, the Committee did not discuss the material weakness with Deloitte US. The Company has authorized Deloitte US to respond fully to the inquiries of Deloitte Switzerland concerning the material weakness.

During the fiscal years ended December 31, 2016 and 2017, and the subsequent interim period through November 1, 2018, neither the Company nor the Transportation Systems Business, nor anyone on their behalf, consulted with Deloitte Switzerland with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte Switzerland concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Deloitte US with a copy of the disclosures contained in this Form 8-K and requested that Deloitte US furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of Deloitte US’s letter, dated November 6, 2018, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is filed with this Form 8-K:

16.1	Letter from Deloitte & Touche LLP dated November 6, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2018	Garrett Motion Inc.

	By:	/s/ Alessandro Gili
Alessandro Gili Senior Vice President and Chief Financial Officer